CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus of AllianceBernstein Global Bond Fund, Inc. and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information for AllianceBernstein Global Bond Fund, Inc., AllianceBernstein Bond Fund, Inc. - AllianceBernstein Limited Duration High Income Portfolio, AllianceBernstein Bond Fund, Inc. - AllianceBernstein Intermediate Bond Portfolio, AllianceBernstein High Income Fund, Inc., and AllianceBernstein Unconstrained Bond Fund, Inc. and to the use of our reports, with respect to the financial statements of AllianceBernstein Global Bond Fund, Inc. for the fiscal year ended September 30, 2012 dated November 28, 2012, AllianceBernstein Bond Fund, Inc. - AllianceBernstein Limited Duration High Income Portfolio for the period December 7, 2011 (commencement of operations) through September 30, 2012 dated November 28, 2012, AllianceBernstein Bond Fund, Inc. - AllianceBernstein Intermediate Bond Portfolio, AllianceBernstein High Income Fund, Inc., and AllianceBernstein Unconstrained Bond Fund, Inc. each for the fiscal year ended October 31, 2012 dated December 27, 2012, which are incorporated by reference in this Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A No. 33-45328) of AllianceBernstein Global Bond Fund, Inc.

                                                 /s/ ERNST & YOUNG LLP


New York, New York
October 11, 2013